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                                                                    Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS
               ------------------------------------------------



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2 Registration Statement of e resources, Inc. (the "Registrant"), to be filed on or about June 13, 2001.


Ladies and Gentlemen:

We hereby consent to the use of our report prepared for vista Photographic and Video Group, Ltd. kna e resources, Inc. for the year ended December 31, 1999, dated June 28, 2000, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Yours very sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
June 12, 2001